EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP

EXHIBIT 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Financial Statements” and to the use of our report dated January 31, 2002 on the Statement of Revenues over Certain Operating Expenses for the KeyBank Parsippany Building, in Post-Effective Amendment No. 8 to the Registration Statement (Form S-11 No. 333-85848) and related Prospectus of Wells Real Estate Investment Trust, Inc. for the registration of 330,000,000 shares of its common stock.

/s/    Ernst & Young LLP

New York, New York

April 29, 2004